Exhibit 10.13

FORM OF AMENDED AND RESTATED SPONSOR FORFEITURE AGREEMENT

February [__], 2024

Nocturne Acquisition Corporation

P.O. Box 25739
Santa Ana, CA 92799

Cognos Therapeutics, Inc.

10604 S La Cienega Blvd.

Inglewood, CA 90304

Each of the Participating Stockholders (as defined below)

identified on Schedule A hereto

Re:	Certain Transfers of Nocturne Common Stock

Ladies and Gentlemen:

Reference is made to:

(a)	that certain Agreement and Plan of Merger and Reorganization dated as of December 30, 2022 (as amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Nocturne Acquisition Corporation, a Cayman Islands exempted company listed on the Nasdaq Stock Market (which shall transfer by way of continuation to and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement)) (“Nocturne”), Nocturne Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nocturne, and Cognos Therapeutics, Inc., a Delaware corporation (the “Company”); and

(b)	that certain letter agreement dated as of December 30, 2022, by and among (i) Nocturne Sponsor, LLC, a Delaware limited liability and Nocturne’s sponsor (the “Sponsor”), (ii) Nocturne and (iii) the Company (the “Original Letter Agreement”).

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

This amended and restated letter agreement (the “A&R Letter Agreement”) amends, restates, supersedes and replaces in its entirety the Original Letter Agreement. Any reference to the Original Letter Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereafter mean this A&R Letter Agreement.

Each of the parties identified on Schedule A hereto (the “Participating Stockholders”) is, or will as of immediately prior to the Closing be, a holder of Company Common Stock.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, Nocturne, the Company and the Participating Stockholders hereby agree as follows:

ARTICLE I

Share Transfers

1.1 Transfer of Shares. The Sponsor hereby transfers to each of the Participating Stockholders, with effect as of immediately after the Closing, all of its right, title and interest in and to the number of shares of Nocturne Common Stock (the “Shares”) set opposite their respective names in Column C of Schedule A hereto, standing in the Sponsor’s name on the books of Nocturne, free and clear of all Liens, and each of the Participating Stockholders accepts such transfer of the Shares. The Sponsor does hereby irrevocably constitute and appoint Nocturne’s transfer agent as its attorney-in-fact to transfer said Shares on the books of Nocturne with full power of substitution in the premises.

ARTICLE II

Representations and Warranties

2.1  Representations and Warranties of the Sponsor. The Sponsor makes the following representations and warranties to the Participating Stockholders, each of which is true and correct on the date hereof and shall be true and correct on the Closing Date:

(a) It is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this A&R Letter Agreement and to perform its obligations hereunder.

(b) This A&R Letter Agreement has been duly and validly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors rights generally, or (ii) general principles of equity.

(c) The execution, delivery and performance by it of this A&R Letter Agreement does not (i) violate or conflict with its certificate of formation or limited liability company agreement, or (ii) result in any material breach of, or constitute a material default under, any contract to which it is a party.

(d) It is the legal owner of the Shares, free and clear of any Liens, and has the full power and authority to transfer such shares as provided herein, subject to the applicable lock-up provisions of that certain letter agreement dated as of March 30, 2021 entered into in connection with Nocturne’s initial public offering and the Merger Agreement.

ARTICLE III

Miscellaneous

3.1 Notices. All notices which are required or may be given hereunder shall be in writing and shall sufficient if sent by overnight courier service, subject to confirmation via overnight courier service, delivered personally, sent by e-mail or by registered or certified mail, postage prepaid, and shall be addressed to the parties at their addresses set forth below or to such other address(es) as may be furnished by written notice in the manner set forth herein.

If to the Participating Stockholders: If to the Sponsor:	To the addresses set forth in Column B of Schedule A Nocturne Sponsor, LLC P.O. Box 25739 Santa Ana, CA 92799 Attention: Ka Seng (Thomas Ao, Director E-mail: thomas@nocturnecorp.com

Any party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given (i) when physically delivered in person to the party to which such notice is addressed, (ii) when transmitted to the party to which such notice is addressed by email transmission, or (iii) at the time of receipt by the party to which such notice is addressed.

3.2 Entire Agreement. This A&R Letter Agreement and the schedule annexed hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications between the Parties with respect to the subject matter hereof.

3.3 Governing Law. This A&R Letter Agreement shall be governed by the laws of the State of New York, without regard to any conflicts of law principles that may require the application of the laws of any other jurisdiction. EACH PARTY TO THIS A&R LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS A&R LETTER AGREEMENT. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each party hereto submits to the exclusive jurisdiction of any court of the State of New York sitting in New York County or, if it has or can obtain jurisdiction, the Federal District Court for the Southern District of New York, in any Proceeding arising out of or relating to this A&R Letter Agreement or the negotiation, execution or performance of this A&R Letter Agreement or any of the transactions contemplated hereby, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this A&R Letter Agreement in any other courts. Nothing in this paragraph, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

3.4 Severability. If any provision of this A&R Letter Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this A&R Letter Agreement shall otherwise remain in full force and effect and enforceable.

3.5 Further Acts, Instruments. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this A&R Letter Agreement.

3.6 Waivers. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing or performance shall be deemed to constitute a continuing waiver of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

3.7 Modifications. This A&R Letter Agreement may not be modified by any oral agreement or representation or by other than any instrument in writing of subsequent date, executed by the Parties by their duly authorized representatives.

3.8 Termination. This A&R Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if any, that the Merger Agreement is terminated in accordance with its terms.

3.9 Specific Performance. Each party hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this A&R Letter Agreement by any party hereto, money damages may be inadequate and the non-breaching parties may have not adequate remedy at Law, and agree that irreparable damage would occur in the event that any of the provisions of this A&R Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached.  Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this A&R Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this A&R Letter Agreement, at Law or in equity.

3.10 Captions and Headings. Section and paragraph captions and headings are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof. Furthermore, the use of the various terms defined in this A&R Letter Agreement in the singular or plural shall in no way be construed to define, limit or affect the construction or interpretation hereof.

 3.11 Counterparts. This A&R Letter Agreement may be executed in any number of counterparts and when so executed and delivered shall have the same force and effect as though all signatures appeared on one document.

[Signature pages follow]

Sincerely,

NOCTURNE SPONSOR, LLC

By: MINDFULNESS SPONSOR COMPANY LIMITED, its Managing Member

By:
	Name:	Ka Seng (Thomas) Ao
	Title:	Director

NOCTURNE ACQUISITION CORPORATION

By:
	Name:	Henry Monzon
	Title:	Chief Executive Officer

Acknowledged and Agreed:

COGNOS THERAPEUTICS, INC.

By:
	Name:	Frank Adell
	Title:	Chief Executive Officer

Acknowledged and Agreed:

YEHOSHUA JOSH SHACHAR AND DORIT LOMBOSA SHACHAR AS CO-TRUSTEES OF THE SHACHAR LIVING TRUST

By:
	Name:	Josh Shachar
	Title:	Co-Trustee and Authorized Signatory

Acknowledged and Agreed:

Frank Adell

Acknowledged and Agreed:

PHARMACO-KINESIS CORPORATION

By:
	Name:	Frank Adell
	Title:	Authorized Signatory

Acknowledged and Agreed:

Thomas C. Chen

Acknowledged and Agreed:

THE KORNBERG-LORCH LIVING TRUST

By:
	Name:	Roger K. Kornberg
	Title:	Authorized Signatory

Acknowledged and Agreed:

Eli Gang